CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 16, 1997, relating to the consolidated financial statements and schedule of Chic by H.I.S, appearing in the Company's Annual Report on Form 10-K for the year ended November 1, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO SEIDMAN, LLP
                                                --------------------
                                                BDO SEIDMAN, LLP


New York, New York
February 23, 1998